Exhibit 4.2

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into to be effective as of January 1, 2008 (the "Effective Date") by and NeoStem located at 420 Lexington Avenue, New York, NY (the "Company") and JFS Investments Inc. and Assigns (''the Consultant").

WHEREAS:

A. The Consultant has the business and financial expertise and experience to assist the Company, and
B. The Consultant is offering its services as a consultant to the Company; and
C. The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant's work for the Company by entering into this written Agreement.
D. The parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. DUTIES. The Company hereby engages the consultant and the Consultant hereby accepts engagement as a consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described on Exhibit A hereto and agrees to be available at such times as may be scheduled by the Company and as otherwise reasonably requested by the Company. It is understood, however, that the Consultant will maintain Consultant's own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. A description of the Consultant's services are attached hereto as Exhibit A and incorporated by reference herein. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

2. CONSULTING SERVICES COMPENSATION; REGISTRATION RIGHTS.

(a) Compensation. Subject to paragraph 6, the Consultant will be retained as a consultant and independent contractor for the Company. For services rendered hereunder, the Consultant shall receive (i) 50,000 shares (the “Shares”) of restricted Company common stock (the “Common Stock”); and (ii) two warrants (the “Warrants”) to purchase an aggregate of 120,000 shares of restricted Common Stock (the "Warrant Shares") on the terms set forth in the Warrants attached hereto as Exhibit B which are incorporated herein. The first Warrant grants the Consultant the right to purchase up to 20,000 shares of Common Stock at a per share purchase price equal to $2.00; and the second Warrant grants the Consultant the right to purchase up to 100,000 shares of Common Stock at a per share purchase price equal to $5.00, all as set forth in the Warrants. The Warrants shall vest as to one-twelfth of the Warrant Shares on the last day of each monthly anniversary during the Term of this Agreement and in the event this Agreement is terminated before the expiration of the Term (as set forth in Section 6 hereof) then the Warrants shall remain vested and exercisable with respect to Warrant Shares for which they were vested and exercisable as of the date of termination and the Warrants shall terminate immediately with respect to any remaining Warrant Shares. Subject to the foregoing, the Warrants shall have a term of five years from the Effective Date. The two Warrants shall be identical except for the number of Warrant Shares to which they relate and their per share purchase price. The Shares and the Warrant Shares shall have piggyback registration rights as set forth below. All applicable federal, state and local taxes with respect to the Warrants, the Shares and the Warrant Shares shall be the sole responsibility of the Consultant. This Consulting Agreement may be terminated prior to expiration of its Term as described in Section 6 below. Any expenses incurred by Consultant hereunder shall be borne by Consultant unless otherwise agreed to by the parties in advance. The issuance of the Shares, the Warrants and the Warrant Shares shall be subject to the prior approval of the American Stock Exchange.

(b) Registration Rights. If, at any time after the date hereof the Company shall determine to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) or any of its equity securities (a "Registration Statement"), other than a pre-effective or post-effective amendment to a current registration statement or other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall provide to Consultant with respect to the Shares and the Warrant Shares (hereinafter, the “Registrable Securities”) the opportunity to have such Registrable Securities included in such Registration Statement; provided, that the Company shall only be required to provide such opportunity until the earliest of (i) the date all of such Registrable Securities have been sold pursuant to a Registration Statement, (ii) the date all of such Registrable Securities have otherwise been transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, and (iii) the date all of such Registrable Securities may be sold without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company (the "Effectiveness Period"). In connection with any registration:

(i) Consultant may not participate in any registration hereunder which is underwritten unless Consultant (A) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (B) with respect to any registration, timely completes and executes all questionnaires and other customary documents.

(ii) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement shall be borne by the Company. Consultant shall bear any reasonable cost of underwriting and/or brokerage discounts, fees, and commissions, if any, applicable to the Registrable Securities being registered and sold by an underwriter for the Consultant and the fees and expenses of the Consultant’s counsel. The Company shall use its reasonable best efforts to qualify any of the Registrable Securities for sale in such states as the Consultant reasonably designates provided that the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Companyto qualify to do business in such state or require the Company to file therein any general consent to service of process and the Company shall in no event be required to qualify in greater than five states.

(iii) Notwithstanding any other provisions hereof, with respect to an underwritten public offering by the Corporation, if the managing underwriter advises the Company that marketing or other factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, Registrable Securities held by the Consultant prior to any cutback of shares to be sold for the Company or any other holder of shares with registration rights. Further, the Consultant shall agree not to sell any Registrable Securities included in the underwritten public offering for such period as may be reasonably required by the managing underwriter. In connection with filing any Registration Statement; if the SEC limits the amount of securities to be registered, then the Companyshall be allowed to exclude the Registrable Securities from the Registration Statement prior to excluding any securities it desires to register on its own account and any securities entitled to registration rights under any other agreement to which the Company is a party.

3. CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company's employees, agents or consultants shall be for all purposes regarded and treated as strictly confidential. Such obligation of Consultant shall be governed by the terms of the confidentiality agreement attached hereto as Exhibit C and it shall be Consultant’s obligation to ensure that Consultant and consultants, employees or agents comply with its terms.

4. INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employment taxes on its behalf (which shall remain the sole obligation of the Consultant), nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity other than as herein provided.

The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if (1) the Consultant fails to pay any applicable income and or employment taxes (including interest or penalties of whatever nature), in any amount relating to the Consultant's rendering of consulting services to the Company, including any attorney's fees or costs to the prevailing party to enforce this indemnity or (2) Consultant takes any action or fails to and any action in accordance with the companies instructions.

The Consultant shall be responsible for obtaining workers' compensation insurance coverage and agrees to indemnify, defend and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant.

5. REPRESENATIONS AND WARRANTS. For purposes of this Agreement and in connection with Consultant’s receipt of the Warrants, the Shares and the Warrant Shares (sometimes referred to herein as the “Securities”), the Consultant represents and warrants as follows:

a. The Consultant (i) has adequate means of providing for the Consultant's current needs and possible personal contingencies, (ii) has no need for liquidity in the investment in the Securities, (iii) is able to bear the substantial economic risks of an investment in the Securities for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, whether or not the Warrants are exercised and (v) is an "accredited investor" as defined in the Securities Act of 1933, as amended.

b. The Consultant does not have a preexisting personal or business relationship with the Company or any of its directors or executive officers, or by reason of any business or financial experience or the business or financial experience of any professional advisors who are unaffiliated with and who are compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Consultant's interests in connection with the investment in the Securities.

c. The Consultant is aware that:

i. The Warrants are transferable under this Agreement only as provided in the warrants and applicable securities laws; and

ii. The Articles of Incorporation and Bylaws of the Company contain provisions that limit or eliminate the personal liability of the officers, directors and agents of the Company and indemnify such parties for certain damages relating to the Company, including damages in connection with the Securities and the good-faith management and operation of the Company.

d. The Consultant acknowledges that the Securities are currently not registered under any registration statement with the Securities and Exchange Commission (SEC) and may only be registered in accordance with the terms of this Agreement, if at all.

e. The Consultant has not been furnished any offering literature and has not been otherwise solicited by the Company.

f. The Company and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Securities.

g. The Consultant, if a corporation, partnership, trust or other entity, is duly organized and in good standing in the state or country of its incorporation and is authorized and otherwise duly qualified to purchase and hold the Securities. Such entity has its principal place for business as set forth on the signature page hereof and has not been formed for the specific purpose of acquiring the Securities unless all of its equity owners qualify as accredited individual investors.

h. All information that the Consultant has provided to the Company concerning the Consultant, the Consultant's financial position and the Consultant's knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the date set forth at the end hereof and may be relied upon, and if there should be any material adverse change in such information prior to this subscription being accepted, the Consultant will immediately provide the Company with such information.

i. The Consultant certifies, under penalties of perjury (i) that the taxpayer identification number shown on the signature page of this Consulting Agreement is true, correct and complete, and (ii) that the Consultant is not subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified the Consultant that the Consultant is no longer subject to backup withholding.

j. In rendering the services hereunder and in connection with the Securities, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company's securities are listed 'and the rules and regulations of the National Association of Securities Dealers, Inc.

6. TERM AND TERMINATION. The term of this Agreement shall be one year commencing as of January 1, 2008 (the “Term”). Either party may terminate this Agreement at anytime with or without cause by giving thirty (30) days written notice to the other party. Should the Consultant default in the performance of this Agreement or materially breach any of its provisions, the Company may, in its sole discretion, terminate this Agreement immediately upon written notice to the Consultant.

7. NO THIRD PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services or the Securities contemplated hereby. The services provided hereunder by the Consultant are personal to the Consultant and may not be assigned.

8. ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

10. ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

11. ARBITRATION. Any controversy between the parties regarding the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in New York, New York before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one party after service of that request on the other party. The cost of arbitration shall be borne by the losing party. The arbitrator is also authorized to award attorney's fees to the prevailing party.

12. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

13. NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or regulation (including the regulations of the American Stock Exchange) or as necessary to comply with law or preexisting contractual commitments.

14. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

/s/Robin Smith
Robin Smith
CEO
NeoStem

/s/Joseph Salvani
Joseph Salvani
President, CEO
JFS Investments Corp.

TAXPAYER ID NO. _______________________

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

(i) review the Company's financial requirements;
(ii) analyze and assess alternatives for the Company's financial requirements;
(iii) provide introductions to professional analysts and money managers;
(iv) assist the Company in financing arrangements to be determined and governed by separate and distinct financing agreements;
(v) provide analysis of the Company's industry and competitors in the form of general industry reports provided directly to Company.
(vi) Assist the Company in developing corporate partnering relationships; and,